Exhibit 99.1

Targa Resources Corp. Prices Public Offering of Common Stock

HOUSTON, March 12, 2015 (GLOBE NEWSWIRE) — Targa Resources Corp. (the “Company”) (NYSE: TRGP) announced today that it has priced an underwritten public offering of 3,250,000 shares of its common stock at $91.00 per share. The Company granted the underwriter a 30-day option to purchase up to an additional 487,500 shares of common stock. The offering is expected to close on or about March 17, 2015, subject to customary closing conditions.

The Company expects to receive net proceeds of approximately $292.3 million (or approximately $336.2 million if the underwriter exercises in full its option to purchase additional shares of common stock), after deducting the underwriter’s discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering, including any net proceeds from the underwriter’s exercise of its option to purchase additional shares of common stock, to repay a portion of the outstanding borrowings under the Company’s credit facility, to make a capital contribution of approximately $53.0 million to Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) to maintain the Company’s 2% general partnership interest in the Partnership and for general corporate purposes.

Barclays Capital Inc. is acting as sole underwriter in the offering. The offering is being made pursuant to an effective shelf registration statement on Form S-3 and prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) on March 11, 2015. Prospective investors should read the prospectus included in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering of the common stock. When available, copies of the prospectus may be obtained from the offices of:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state or jurisdiction.

About Targa Resources Corp.

Targa Resources Corp. is a publicly traded Delaware corporation that owns the general partner interest, all of the outstanding incentive distribution rights and a portion of the outstanding limited partner interests in the Partnership.

Targa Resources Partners LP is a publicly traded Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp., to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. The Partnership is a leading provider of midstream natural gas and NGL services in the United States, with a growing presence in crude oil gathering and petroleum terminaling. The Partnership is engaged in the business of gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling NGLs and NGL products, including services to LPG exporters; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products.

The principal executive offices of Targa Resources Corp. and Targa Resources Partners LP are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Jennifer Kneale

Director, Finance

Matt Meloy

Senior Vice President, Chief Financial Officer and Treasurer